UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2022

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

DE	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 100 Midland, TX	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2022, Diamondback Energy, Inc. (the “Company”) completed its previously announced underwritten public offering (the “New Notes Offering”) of $650,000,000 aggregate principal amount of the Company’s 6.250% Notes due 2053 (the “New Notes”).

The New Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (No. 333-268495), filed with the Securities and Exchange Commission (the “SEC”) and automatically effective on November 21, 2022 (the “Shelf Registration Statement”). The terms of the New Notes are further described in the Company’s prospectus supplement dated November 29, 2022, as filed with the SEC under Rule 424(b)(2) of the Act on December 1, 2022.

On December 13, 2022, the New Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of December 13, 2022, between the Company and Computershare Trust Company, National Association (the “Trustee”), as trustee, as supplemented by the First Supplemental Indenture, dated as of December 13, 2022 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Diamondback E&P LLC (the “Guarantor”), as guarantor, and the Trustee, setting forth specific terms applicable to the New Notes.

The New Notes are the Company’s general unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future senior indebtedness, including the Company’s outstanding senior notes and the Company’s guarantee of the obligations of the Guarantor under its revolving credit facility, and senior in right of payment to all of the Company’s future indebtedness that is subordinated in right of payment to the New Notes. The New Notes are effectively subordinated to the Company’s and the Guarantor’s existing and future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of the Company’s subsidiaries that is not a guarantor of the New Notes. The obligations under the New Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor, except that in the future the guarantee may be released or terminated under certain circumstances as described in the Indenture.

The Company may redeem the New Notes in whole or in part at any time prior to September 15, 2052 (the “par call date”), at the redemption price calculated in the manner set forth in the Indenture. If the New Notes are redeemed on or after the par call date, the New Notes will be redeemed at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus accrued and unpaid interest thereon to but not including the redemption date.

The Indenture contains customary terms and covenants, including limitations on the Company’s ability and the ability of certain of its subsidiaries to incur liens securing funded indebtedness and on the Company’s ability to consolidate or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to, any person.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are set forth as Exhibit 4.1 and 4.2, respectively, hereto and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the New Notes is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

Legal Opinion Relating to the New Notes

In connection with closing of the New Notes Offering, the Company is filing a legal opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the New Notes issued in the New Notes Offering, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
4.1*	Indenture, dated as of December 13, 2022, between Diamondback Energy, Inc. and Computershare Trust Company, National Association, as trustee.
4.2*	First Supplemental Indenture, dated as of December 13, 2022, among Diamondback Energy, Inc., Diamondback E&P LLC and Computershare Trust Company, National Association, as trustee (including the form of the New Notes).
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	December 13, 2022
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President and Chief Accounting Officer